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                                 EMPLOYMENT AGREEMENT


         This Employment Agreement is dated as of August 1, 1995, and is entered into between Landers Auto Sales, Inc., an Arkansas corporation (the "Company"), and Steve Landers, an individual residing in Arkansas ("Executive").

         WHEREAS, Executive and the Company desire to embody in this Agreement the terms and conditions of Executive's employment by the Company.

         NOW, THEREFORE, the parties hereby agree:


                                      ARTICLE I

                       EMPLOYMENT, DUTIES AND RESPONSIBILITIES

         1.01. EMPLOYMENT. The Company shall employ Executive as Chief Executive Officer and President of the Company. Executive hereby accepts such employment. Executive agrees to devote his full business time and efforts to promote the interests of the Company and its subsidiaries.

         1.02. DUTIES AND RESPONSIBILITIES. Executive shall be required to perform such duties and responsibilities as are consistent with his position and as the Board of Directors of the Company (the "Board"), the Executive Committee thereof (the "Executive Committee") and/or the Chief Executive Officer of United Auto Group, Inc. ("UAG") may from time to time prescribe. Notwithstanding the foregoing, in the event that the Company conducts business on Sundays, Executive shall be under no obligation to work on any Sunday, and any failure by Executive to work on Sunday shall not, in and of itself, constitute a breach of this Agreement.

         1.03.     BOARD AND EXECUTIVE COMMITTEE MEMBERSHIP.  Subject to
Section 3.1 of the Shareholders Agreement, dated the date hereof, among the Company, UAG, Executive and certain other parties named therein (the "Shareholders Agreement"), the Company will nominate Executive for election to the Board and will use its best efforts to secure Executive's election to the Board and his appointment as a member of the Executive Committee.

         1.04. REPORTING. Executive shall report, in the performance of his duties, directly to the Chief Executive Officer of UAG.

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                                      ARTICLE II

                                         TERM

         2.01. TERM. The term of Executive's employment under this Agreement (the "Term") shall commence on August 1, 1995 and shall continue until July 31, 2000; provided that (i) the Term shall be renewed for an additional one-year period as of August 1 of each year commencing with August 1, 2000 (each, a "Renewal Date"), unless either the Company or Executive gives written notice, at least ninety (90) days prior to a Renewal Date, of its or his intention not to so renew the Term, and (ii) this Agreement may be terminated earlier as provided in Section 3.01(a) hereof and in Article V hereof.

         2.02. NO VIOLATION. Executive represents and warrants to the Company that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates or will violate the provisions of any other agreement to which he is a party or by which he is bound.


                                     ARTICLE III

                              COMPENSATION AND EXPENSES

         3.01. SALARY AND BENEFITS. As compensation and consideration for the performance by Executive of his obligations under this Agreement, Executive shall be entitled to the following (subject, in each case, to the provisions of Article V hereof):

              (a) SALARY. The Company shall pay Executive a salary during the first three years of the Term, payable in accordance with the normal payment procedures of the Company and subject to such withholdings and other normal employee deductions as may be required by law, at the rate of $327,065 per annum (or such PRO RATA amount thereof for any period of less than one year). Within ninety (90) days of the end of the third year of the Term, Executive and the Company shall agree on a salary to be paid to Executive for the remaining portion of the Term. If the parties are unable to agree on a salary by the end of the third year of the Term, then either party may terminate this Agreement upon written notice to the other party pursuant to Section 6.02 hereof.

              (b) BENEFIT PLANS. Executive shall participate during the Term in such health and major medical insurance plans


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for the benefit of the employees of the Company as may be maintained from time to time during the Term, if at all, in each case to the extent and in the manner available to other officers of the Company and subject to the terms and provisions of such plans or programs.

              (c) DISABILITY INSURANCE. The Company shall obtain and maintain a disability insurance policy providing for the payment of six months of salary at the rate set forth in Section 3.01(a) hereof in the event this Agreement is terminated pursuant to Section 5.04 hereof; provided, however, that in no event shall the Company be required to spend in excess of $10,000 per year for such insurance.

              (d) VACATION. Executive shall be entitled to a paid vacation in accordance with Company policy during the Term.

         3.02. EXPENSES. The Company will reimburse Executive for reasonable business-related expenses incurred by him in connection with the performance of his duties hereunder during the Term, subject, however, to the Company's policies relating to business-related expenses as in effect from time to time during the Term.


                                      ARTICLE IV

                                  EXCLUSIVITY, ETC.

         4.01. EXCLUSIVITY. Executive agrees to perform his duties, responsibilities and obligations hereunder to the best of his ability.
Executive agrees that he will devote his entire working time, care and attention and best efforts to such duties, responsibilities and obligations throughout the Term. Executive also agrees that he will not engage in any other business activities, pursued for gain, profit or other pecuniary advantage, that are competitive with the activities of the Company or any of its subsidiaries, except as permitted in Section 4.02 below. Executive agrees that all of his activities as an employee of the Company shall be in conformity with all policies, rules and regulations and directions of the Company not inconsistent with this Agreement.

         4.02. OTHER BUSINESS VENTURES. Executive agrees that, so long as he is employed by the Company, he will not have any financial or other beneficial interest in any business enterprise which is engaged in, or competitive with, any business engaged in by the Company or any of its subsidiaries. Notwithstanding the foregoing, Executive may own, directly or indirectly, up to one


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percent (1%) of the outstanding capital stock of any such business having a class of capital stock which is traded on any national stock exchange or in the over-the-counter market.

         4.03. CONFIDENTIALITY; NON-COMPETITION. (a) Executive agrees that he will not, at any time during or after the Term, make use of or divulge to any other person, firm or corporation any trade or business secret, process, method or means, or any other confidential information concerning the business or policies of the Company, any of its subsidiaries or their affiliates. For purposes of this Agreement, a "trade or business secret, process, method or means, or any other confidential information" shall mean and include information treated as confidential or as a trade secret by the Company, any of its subsidiaries or their affiliates, including but not limited to information regarding contemplated products, models, compilations, business and financial methods or practices, marketing, merchandising and selling techniques, customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, pricing, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company's or its subsidiaries' products or services), business plans, strategy, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, other plans (technical or otherwise), customer and industry lists, supplier lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of the Company, any of its subsidiaries or their affiliates. Executive's obligation under this Section 4.03(a) shall not apply to any information which is in the public domain or hereafter enters the public domain without the fault of Executive. Executive agrees not to remove from the premises of the Company or any of its subsidiaries, except as an employee of the Company in pursuit of the business of the Company or except as specifically permitted in writing by the Company, any document or other object containing or reflecting any such information. Executive agrees and acknowledges that all of such information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company, and upon termination of his employment with the Company, Executive shall return to the Company the originals and all copies of any such information provided to or acquired by Executive in connection with the performance of his duties for the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by Executive during the


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course of his employment, and no copy of any such shall be retained by him.

              (b) Executive acknowledges that the agreements and covenants contained in this Section 4.03(b) are essential to protect the value of the Company's and its subsidiaries' and their affiliates' business and assets and by virtue of his employment with the Company, Executive has obtained and will obtain knowledge, contacts, know-how, training, experience and other information relating to the Company's and its subsidiaries' and their affiliates' business operations, and there is a substantial probability that such knowledge, know-how, contacts, training, experience and information could be used to the substantial advantage of a competitor of the Company and its subsidiaries and their affiliates and to the Company's and its subsidiaries' and their affiliates' substantial detriment. Accordingly, for a period commencing on the date of termination of Executive's employment with the Company and ending on the earlier to occur of three (3) years from and after such date or two years from and after the fifth anniversary of the date hereof (or such later date of termination of Executive's employment if the Term is renewed pursuant to Section
2.01 hereof) (the "Non-Compete Period"), Executive shall not, directly or indirectly, for himself or on behalf of or in conjunction with any person, partnership, corporation or other entity, compete, own, operate, control, or participate or engage in the ownership, management, operation or control of, or be connected with as an officer, employee, partner, director, shareholder, representative, consultant, independent contractor, guarantor, advisor or in any other manner or otherwise have a financial interest in, a proprietorship, partnership, joint venture, association, firm, corporation or other business organization or enterprise that competes with the Company or any of its subsidiaries or their affiliates (including any business or enterprise that operates dealerships for the retail sales of new and used automobiles or trucks and businesses ancillary thereto), provided that such business or enterprise (A) is or becomes located or otherwise engaged within a 100 mile radius of any automobile or truck dealership or ancillary business in which the Company (or any affiliate thereof), directly or indirectly, has on ownership interest at any time during the Non-Compete Period or (B) is an automobile or truck dealership or group of affiliated automobile or truck dealerships (and all businesses ancillary thereto) whose aggregate gross sales during the 12 month period immediately preceding the date of Executive's termination exceeded $500,000,000. During the Non-Compete Period, Executive shall not interfere with or disrupt, or attempt to interfere with or disrupt, the relationship, contractual or otherwise, between the Company or any of its subsidiaries or their affiliates and any


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customer, client, supplier, manufacturer, distributor, consultant, independent contractor or employee of the Company or any of its subsidiaries or their affiliates.

              (ii) It is the desire and intent of the parties that the provisions of this Section 4.03(b) shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this
Section 4.03(b) shall be adjudicated to be invalid or unenforceable, this
Section 4.03(b) shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section 4.03(b) in the particular jurisdiction in which such adjudication is made.

              (c) Executive agrees that, at any time and from time to time during and after the Term, he will execute any and all documents which the Company may deem reasonably necessary or appropriate to effectuate the provisions of this Section 4.03.


                                      ARTICLE V

                                     TERMINATION

         5.01. TERMINATION BY THE COMPANY. Subject to Section 5.05, the Company shall have the right to terminate Executive's employment at any time, with "Cause." For purposes of this Agreement, "Cause" shall mean: (i) Executive's failure, neglect or refusal to perform his duties hereunder, which failure, neglect or refusal shall not have been remedied by Executive within fifteen (15) days of receipt by Executive of written notice from the Company of such failure, neglect or refusal, (ii) Executive's refusal to follow the instructions, orders or directives of the Board, the Executive Committee or the Chief Executive Officer of UAG with respect to his duties and responsibilities hereunder, (iii) any willful or intentional act of Executive that has the effect of injuring the reputation or business of the Company or its affiliates in any material respect, (iv) any continued or repeated absence from the Company, unless such absence is (A) approved or excused by the Board or (B) is the result of Executive's illness, disability or incapacity or a personal or family emergency, (v) use of illegal drugs by Executive, (vi) conviction of Executive for, or the entry of a plea (including nolo contendere or its equivalent) by Executive with respect to, a felony (or equivalent offense not categorized as a "felony") under federal or state law, (vii) the commission by Executive of an act of fraud or embezzlement


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against the Company, or (viii)  Executive's other material breach of this
Agreement that causes material harm to the Company.

         5.02. TERMINATION FOR GOOD REASON. "Termination for Good Reason" shall mean a termination of Executive's employment at his initiative as promptly as practicable following the occurrence, without Executive's written consent, of one or more of the following events: (i) the assignment to Executive of duties which are materially inconsistent with his position as Chief Executive Officer of the Company, or (ii) the relocation of Executive's own office location as assigned to him by the Company to a location more than 30 miles from Little Rock, Arkansas.

         5.03. DEATH. In the event Executive dies during the Term, this Agreement shall automatically terminate (subject to Section 5.05 hereof), such termination to be effective on the date of Executive's death.

         5.04. DISABILITY. In the event that Executive shall suffer a disability which shall have prevented him from performing satisfactorily his obligations hereunder for a period of at least 90 consecutive days, or 180 non-consecutive days within any 365 day period, the Company shall have the right to terminate this Agreement (subject to Section 5.05 hereof), such termination to be effective upon the giving of notice thereof to Executive in accordance with
Section 6.02 hereof.

         5.05. EFFECT OF TERMINATION. (a) In the event of termination of Executive's employment for any reason, the Company shall pay to Executive (or his beneficiary in the event of his death) any salary earned but not paid to Executive prior to the effective date of such termination.

              (b) The parties hereto acknowledge that the continued employment of Executive was a significant factor in UAG's valuation of the Company and UAG's determination to pay the Purchase Price provided for in the Amended and Restated Stock Purchase Agreement, dated July 1, 1995, among UAG, the Company, Executive, John Landers and Bob Landers. Accordingly, notwithstanding anything contained herein to the contrary, in the event Executive's employment is terminated for any reason, Executive shall pay UAG, in equal monthly installments for a period equal to the lesser of (i) three years from the date of termination of Executive's employment and (ii) the number of years and days remaining in the period commencing on the date hereof and ending on the fifth anniversary of the date hereof (the "Remaining Term"), an aggregate amount equal to the product of (A) $375,000 and (B) the sum of (x) the number of full years comprising the Remaining Term and (y) a fraction, the numerator


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of which is equal to the number of days comprising the stub period between the last full year of the Remaining Term and the last day of the Remaining Term, and the denominator of which is equal to 365.


                                      ARTICLE VI

                                    MISCELLANEOUS

         6.01. BENEFIT OF AGREEMENT; ASSIGNMENT; BENEFICIARY. (a) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including, without limitation, any corporation or person which may acquire all or substantially all of the Company's assets or business, or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to Executive hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive's beneficiary, devisee, legatee or other designee, or if there is no such designee, to Executive's estate.

         6.02. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by telegram or telex or by registered or certified mail, postage prepaid, with return receipt requested, addressed: (a) in the case of the Company to c/o United Auto Group, Inc. 375 Park Avenue, New York, New York 10022, facsimile no. (212) 223-5148, Attention: General Counsel, or to such other address and/or to the attention of such other person as the Company shall designate by written notice to Executive; and (b) in the case of Executive, to 3316 Highway 5, Benton, Arkansas 72015, facsimile no. (501) 778-4077, or to such other address as Executive shall designate by written notice to the Company. Any notice given hereunder shall be effective and deemed to have been given as of the date so delivered or three (3) days after the date so mailed.

         6.03. AMENDMENT. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

         6.04. WAIVER. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of


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any subsequent breach hereof.  Any waiver must be in writing and signed by
Executive or the Company, as the case may be.

         6.05. HEADINGS. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         6.06. GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Arkansas without reference to the principles of conflict of laws.

         6.07. AGREEMENT TO TAKE ACTIONS. Each party hereto shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

         6.08. SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

         6.09. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

         6.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


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          IN WITNESS WHEREOF, each of the parties hereto has duly executed this
Agreement effective as of the date first above written.

                        LANDERS AUTO SALES, INC.


                        By: /s/Carl Spielvogel
                            -----------------------------
                            Name:   Carl Spielvogel
                            Title:  Chairman of the Board


                             /s/Steve Landers
                             --------------------------------
                             Steve Landers



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